EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our audit report dated March 29, 2012 , relating to the financial statements of BioCurex, Inc. for the years ended December 31, 2011 and 2010 , in the Registration Statement on Post-Effective Amendment No. 4 to Form S-1 of BioCurex, Inc. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 2, 2012